SCHEDULE A
                        AMENDED AS OF DECEMBER 19, 2017
                                     TO THE
                          EXPENSE LIMITATION AGREEMENT
                          DATED MARCH 28, 2011 BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND
                                      AND
                       ALPHAONE INVESTMENT SERVICES, LLC

                    MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

                                          MAXIMUM ANNUAL
                                            OPERATING             INITIAL TERM
NAME OF FUND                              EXPENSE LIMIT             END DATE

AlphaOne Small Cap Opportunities Fund
     Investor Class Shares                     1.50%           February 28, 2019
     Institutional Class Shares                1.50%           February 28, 2019

AlphaOne NextGen Technology Fund
     Investor Class Shares                     1.40%           February 28, 2021
     Institutional Class Shares                1.40%           February 28, 2021

AlphaOne VIMCO Small Cap Value Fund
     Investor Class Shares                     1.40%           February 28, 2021
     Institutional Class Shares                1.40%           February 28, 2021




Acknowledged and Accepted by:

THE ADVISORS' INNER CIRCLE FUND

By: /s/ Dianne Descoteaux
    ---------------------
Name: Dianne Descoteaux
Title: VP & Secretary


ALPHAONE INVESTMENT SERVICES, LLC

By: /s/ Donald I. O'Hara
    --------------------
Name: Donald I. O'Hara
Title: COO/CCO



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